Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-8 (No. 333-100282, No. 333-109020, No. 333-131698, No. 333-109020 and No. 333-168236) of First Reliance Bancshares, Inc., of our report dated March 22, 2013, relating to our audits of the consolidated financial statements, which appear in this Annual Report on Form 10-K of First Reliance Bancshares, Inc. for the year ended December 31, 2012.

/s/ Elliott Davis, LLC

Columbia, South Carolina

March 22, 2013